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                                                                  EXHIBIT (P)(I)


CODE OF ETHICS

I.       INTRODUCTION

         Each of the Van Kampen Open-End Funds currently offering shares to the public, each Van Kampen Unit Investment Trust ("UIT") currently offering units to the public, and each Van Kampen Closed-End Fund (each a "Fund" and collectively the "Funds"), Van Kampen Asset Management Inc. ("Asset Management"), Van Kampen Investment Advisory Corp. ("Advisory Corp."), Van Kampen Advisors Inc. ("Advisors Inc."), and Van Kampen Management Inc. ("Management Inc.") (each of Asset Management, Advisory Corp., Advisors Inc. and Management Inc. are sometimes referred herein as the "Adviser" or collectively as the "Advisers") and Van Kampen Funds Inc. (the "Distributor") (the Advisers and the Distributor are collectively referred to as "Van Kampen") has adopted this Code of Ethics. The Advisers are fiduciaries that provide investment advisory services to the Funds and private investment management accounts, and the Distributor acts as the principal underwriter for the Funds and the sponsor of Funds that are UITs, as the case may be.

I.        GENERAL PRINCIPLES

          A.   Shareholder and Client Interests Come First

               Every trustee/director, officer and employee of a Fund and every director, officer and employee of Van Kampen owes a fiduciary duty to the investment account and the respective investors of such Fund or private investment management account (collectively, the "Clients"). This means that in every decision relating to investments, such persons must recognize the needs and interests of the Client and be certain that at all times the Clients' interests are placed ahead of any personal interest of such person.

          B.   Avoid Actual and Potential Conflicts of Interest

               The restrictions and requirements of this Code are designed to prevent behavior that conflicts, potentially conflicts or raises the appearance of an actual or potential conflict with the interests of Clients. It is of the utmost importance that the personal securities transactions of trustee/directors, officers and employees of a Fund and directors, officers and employees of Van Kampen be conducted in a manner consistent with both the letter and spirit of the Code, including these principles, to avoid any actual or



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               potential conflict of interest or any abuse of such person's position of trust and responsibility.

          C.   Avoiding Personal Benefit

               1. Trustee/directors, officers and employees of the Funds and directors, officers and employees of Van Kampen should ensure that they do not acquire personal benefit or advantage as a result of the performance of their normal duties as they relate to Clients. Consistent with the principle that the interests of Clients must always come first is the fundamental standard that personal advantage deriving from management of Clients' money is to be avoided.

II.      OBJECTIVE

         Section 17(j) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), makes it unlawful for certain persons associated with investment companies to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to require trustee/directors, officers and employees of the Funds and directors, officers and employees of Van Kampen to conduct themselves in accordance with the general principles set forth above, as well as to prevent trustee/directors, officers and employees of the Funds or the Distributor from engaging in conduct prohibited by the Investment Company Act and directors, officers and employees of the Advisers from engaging in conduct prohibited by the Investment Company Act and the Investment Advisers Act.

III.    DEFINITIONS

        A. "Access Person," means (i) with respect to the Van Kampen Open-End and Closed-End Funds, (a) any trustee/director or officer of a Fund, (b) any director or officer of a Fund's Adviser, (c) any employee of a Fund or the Fund's Adviser (or any company in a control relationship to the Fund or Adviser) who, in connection with such person's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a

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               Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (d) any natural person in a control relationship to the Fund or the Fund's Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Covered Security by such Client, and (e) any director or officer of the Distributor, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Covered Security by a Client for which it acts as principal underwriter, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) with respect to UITs, (a) any officer, director or employee of the Distributor, when the Distributor is acting as the sponsor of a Fund that is a UIT, who, in connection with such person's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client or whose functions relate to the making of any recommendations with respect to the composition of the Fund; and (b) and natural person in a control relationship to the Distributor who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Covered Security by such Client or the composition of the Fund.

          B. "Beneficial Ownership" is interpreted in the same manner as it is under Rule 16a-l(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, which includes" any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." "Beneficial ownership" includes (i) securities held by members of a person's immediate family sharing the same household and includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law" and includes adoptive relationships and (ii) a right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

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               Any report required to be made by this Code may contain a
               statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

          C. "Board of Directors/Trustees" means the directors/trustees of each Fund, or with respect to a Fund that is a UIT, the Fund's principal underwriter or sponsor.

          D.   "Chief Compliance Officer" is the individual set forth in Exhibit
               A.

          E. "Client" means each Fund and each private management account or investment account over which Van Kampen exercises investment discretion.

          F. "Code of Ethics Review Committee" consists of the individuals set forth in Exhibit A.

          G. "Control" has the same meaning as in Section 2(a)(9) of the Investment Company Act.

          H. "Covered Security" refers not only to the instruments set forth in Section 2(a)(36) of the Investment Company Act but to any instrument into which such instrument may be converted or exchanged, any warrant of any issuer that has issued the instrument and any option written relating to such instrument, provided, however, that it does not include: (a) any direct obligation of the United States Government, (b) banker's acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements, and (c) shares issued by any open-end investment companies registered under the Investment Company Act.

          I. "Disinterested Trustee/Director" means a trustee or director of a Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

          J. "Employee Account" means any brokerage account or unit investment trust account in which the Van Kampen Employee has any direct or indirect beneficial ownership.

          K.   "General Counsel" is the individual set forth in Exhibit A.

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          L.   "Initial Public Offering" means an offering of securities
               registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          M. "Limited Offering" is an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
               Section 4(6) of the Securities Act or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

          N. "Portfolio Manager" means any person who exercises investment discretion on behalf of an Adviser for a Client, including those persons who are involved in determining, or have knowledge concerning, the composition of the portfolios of Funds that are UITs prior to deposit.

          0. "Van Kampen Employee" includes any director, officer or employee of Van Kampen.

IV.       STANDARDS OF CONDUCT FOR PERSONAL SECURITIES TRANSACTIONS

          A.   Van Kampen Employee Brokerage Accounts

               1. All brokerage accounts of Van Kampen Employees must be maintained through Morgan Stanley Dean Witter ("MSDW") and/or Morgan Stanley Dean Witter Online ("MSDWO"). No other brokerage accounts are permitted unless permission is granted by the Chief Compliance Officer or General Counsel.

                    If any Van Kampen Employee maintains accounts outside MSDW or MSDWO, such person must transfer such accounts to a MSDW branch or MSDWO within 120 days from their date of hire.

                    a) Each Van Kampen Employee must identify and disclose on his or her date of hire to the appropriate person in the compliance department as set forth in Exhibit A, in writing, of their MSDW and MSDWO brokerage accounts, or, if applicable, their outside brokerage accounts. The Van Kampen compliance

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                                department shall direct, and the employee shall
                                consent in writing to such direction, the brokerage firm to provide duplicate confirmations and account statements to the Van Kampen compliance department.

                                (1)     Van Kampen Employees shall obtain
                                        written consent from the appropriate
                                        person in the Van Kampen compliance
                                        department as set forth in Exhibit A
                                        before opening a brokerage account.

          B.   Pre-Clearance

                1. Except as set forth below, all Van Kampen Employees must pre-clear purchases or sales of Covered Securities in their Employee Accounts with the appropriate person in the Van Kampen compliance department as set forth in Exhibit A.

                2.      Exceptions from the Pre-Clearance Requirement

                        a) Persons otherwise subject to pre-clearance are not required to pre-clear the acquisition of the following Covered Securities:

                                (1)     Covered Securities acquired through
                                        automatic reinvestment plans.

                                (2)     Covered Securities acquired through
                                        employee purchase plans.

                                (3) Covered Securities acquired through the exercise of rights issued by an issuer pro- rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                                (4) A purchase or sale of Covered Securities which is non-volitional on the part of the Employee (for example, a purchase or sale effected by an investment manager for a pension or retirement plan, other than an individual retirement account, in which an Employee is a beneficiary)(3).

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                                (5)     Morgan Stanley Dean Witter & Co. common
                                        stock (including exercise of stock
                                        option grants),

                                        (a)       The restrictions imposed by
                                                  Morgan Stanley Dean Witter &
                                                  Co. on senior management and
                                                  other persons in connection
                                                  with transactions in such
                                                  stock are not affected by this
                                                  exemption.

                                        (b)       Transactions by Access Persons
                                                  in Morgan Stanley Dean Witter
                                                  & Co. common stock remain
                                                  subject to the initial,
                                                  quarterly and annual reporting
                                                  requirements of Part V(D) of
                                                  the Code.

                                (6)     Units in unit investment trusts.
                                        Transactions by Access Persons in units
                                        of unit investment trusts remain subject to the initial, quarterly and annual reporting requirements of Part V(D) of the Code.

                    3. Pre-cleared securities transactions must be effected on a timely basis.

                              a)        All approved Covered Securities
                                        transactions must take place between the hours of 9:30 a.m. and 4:00 p.m. (New York time). Trading after hours is prohibited. If the transaction is not completed between 9:30 a.m. and 4:00 p.m. on the date of pre-clearance, a new pre-clearance must be obtained.

                              b)        Purchases through an issuer direct
                                        purchase plan must be pre-cleared on
                                        the date the purchaser writes the check
                                        to the issuer's agent.

                                        (1)       Authorization for purchases
                                                  through an issuer direct
                                                  purchase plan are effective
                                                  until the issuer's agent
                                                  purchases the Covered
                                                  Securities.

                    4.        Pre-Clearance Procedure

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                    a)        Van Kampen Employees shall pre-clear their
                              transactions by submitting a Trade Authorization Form (a copy of which is attached as Exhibit B) to the appropriate persons in the compliance department as set forth in Exhibit A.

                              (1) The compliance department shall pre-clear the purchase or sale of a Covered Security if the transaction does not violate the Code.

                                        (a)       The compliance department
                                                  shall verify that the
                                                  transaction is in compliance
                                                  with the Code.

                                        (b)       The compliance department
                                                  shall sign the Trade
                                                  Authorization Form.

                                        (c)       The compliance department
                                                  shall communicate
                                                  authorization of the trade to
                                                  the Van Kampen Employee.

                                        (d)       The time at which the trade
                                                  authorization is communicated
                                                  to the Van Kampen Employee
                                                  shall be documented on the
                                                  Trade Authorization Form by
                                                  the Legal and Compliance
                                                  Department.

                                        (e)       The compliance department
                                                  shall maintain the originally
                                                  executed Trade Authorization
                                                  Form. A copy of the executed
                                                  Trade Authorization Form will
                                                  be forwarded to the Van Kampen
                                                  Employee.

                                        (f)       The compliance department
                                                  shall review all Van Kampen
                                                  Employee duplicate
                                                  confirmations and statements
                                                  to verify that all personal
                                                  transactions in Covered
                                                  Securities have been properly
                                                  pre-cleared.

         C.              Other Restrictions

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                    1.        Van Kampen Employees shall not purchase or sell a
                              Covered Security on a day during which a Client, with the exception of a UIT, has a pending purchase or sale order in that same Covered Security, or with respect to a UIT Client, on the initial date of deposit when the UIT Client has a pending order in that same Covered Security.

                    2. Van Kampen Employee trades for which pre-clearance has been obtained, including short sales and permissible option trades, are subject to a 30-day holding period from the trade date.

                    3. Van Kampen Employees are prohibited from trading in futures, options on futures, and forward contracts. Van Kampen Employees may trade listed equity and index options and equity warrants, however, there is a 30-day holding period from the trade date. In addition, Van Kampen Employees are also prohibited from trading in warrants or options (with the exception of listed warrants or options) on physical commodities and currencies.

                    4. Van Kampen Employees shall not enter into limit orders that extend beyond one day.

                    5. Van Kampen Employees shall not participate in an investment club.

                    6. Van Kampen Employees shall not purchase shares of an investment company that is managed by Van Kampen if such investment company is not generally available to the public.

                    7. Van Kampen Employees shall not purchase shares of an open end investment company that is managed by Van Kampen if as a result of such purchase the Van Kampen Employee shall own 1% or more of the assets of such investment company.

                    8. Van Kampen Employees are prohibited from the following activities unless they have obtained prior written approval from the Code of Ethics Review Committee:

                              a) Van Kampen Employees may not purchase a Covered Security in a private placement or any other Limited Offering.

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                              b)        Van Kampen Employees may not serve on
                                        the boards of directors of a public or
                                        private company. Requests to serve on
                                        the board of a religious, charitable or
                                        educational organization as set forth in
                                        Section 503(c) of the IRS Code will
                                        generally be approved.

                    9. Van Kampen Employees shall not purchase Covered Securities during an initial or secondary public offering.

                    10.       Annual Reporting:

                              a) Van Kampen Employees shall furnish a report to the Chief Compliance Officer showing (i) the date of the report, (ii) the title, number of shares and principal amount of each Covered Security in which the Van Kampen Employee has direct or indirect Beneficial Ownership as of a date no more than 30 days prior to the date of the report, and (iii) the name of any broker, dealer or bank with an account holding any securities for the direct or indirect benefit of the Van Kampen Employee as of a date no more than 30 days prior to the date of the report.

                              b) With respect to any transactions in Covered Securities that the Van Kampen Employee has made in the previous year in which the Van Kampen Employee had direct or indirect Beneficial Ownership, a report showing (i) the date of the report; (ii) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved; (iii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iv) the price at which the transaction was effected; and (v) the name of the broker, dealer or bank with or through which the transaction was effected; and

                              c) With respect to any account established by the Van Kampen Employee in which any securities were held during the year for direct or indirect benefit of the Van Kampen Employee, a report showing (i) the

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                              date of the report; (ii) the name of the broker,
                              dealer or bank with which established the account; and (iii) the date the account was established.

                    d) Exclusion: A Van Kampen Employee need not make an annual transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, the Adviser and the Distributor with respect to the Van Kampen Employee in the time period required above if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser and the Distributor.

          D.        Responsibilities of Access Persons

                    The following prohibitions and reporting obligations are applicable to Access Persons.

                    1. Access Persons, with the exception of a Disinterested Trustee/Director, shall not sell a Covered Security purchased within the previous 60 calendar days from the trade date, except that a Covered Security held for at least 30 days from the trade date may be sold at a loss or no gain. Any profits realized on trades executed within the 60-day holding period shall be disgorged to the Client or a charitable organization as determined by the Chief Compliance Officer.

                    2. Initial/Annual Reporting: Within ten days after becoming an Access Person and thereafter, annually at the end of the calendar year, each Access Person must furnish a report to the Chief Compliance Officer showing (i) the date of the report, (ii) the title, number of shares and principal amount of each Covered Security in which the Access Person has direct or indirect Beneficial Ownership on the date such person become an Access Person (for initial reports) or as of a date no more than 30 days prior to the date of the report (for annual reports) and (iii) the name of any broker, dealer or bank with an account holding any securities for the direct or indirect benefit of the Access Person as of the date such

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                    person became an Access Person (for initial reports) or as of a date no more than 30 days prior to the date of the report (for annual reports).

                    a) Exclusion: A Disinterested Trustee/Director who would be required to make this report solely by reason of being a Fund trustee/director is excluded from the initial and annual reporting requirement for Access Persons.

               3. Quarterly Reporting: On a calendar quarterly basis, each Access Person must furnish a report to the Chief Compliance Officer within ten days after the end of each calendar quarter, on forms sent to the Access Person each quarter:

                    a) With respect to any transactions in Covered Securities that the Employee has made in the previous calendar quarter in which the Access Person had direct or indirect Beneficial Ownership, a report showing (i) the date of the report; (ii) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved; (iii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iv) the price at which the transaction was effected; and (v) the name of the broker, dealer or bank with or through which the transaction was effected; and

                    b) With respect to any account established by the Access Person in which any securities were held during the quarter for direct or indirect benefit of the Access Person, a report showing (i) the date of the report;
                         (ii) the name of the broker, dealer or bank with which established the account; and (iii) the date the account was established.

                    c) Exclusion: A Disinterested Trustee/Director who would be required to make this report solely by reason of being a Fund trustee/director is excluded from the quarterly reporting requirement for Access Persons unless the trustee/director knew or, in the ordinary course of fulfilling his or her official duties as a Fund

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                    trustee/director, should have known that during the 15-day period immediately before or after the trustee/director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

               d) Exclusion: An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, the Adviser and the Distributor with respect to the Access Person in the time period required above if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser and the Distributor.

          A.   Additional Responsibilities of Portfolio Managers

               In addition to the requirements set forth above for Van Kampen Employees and Access Persons, the following additional requirements are applicable to Portfolio Managers.

               1. A Portfolio Manager, including individuals involved in determining the composition of the portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio before deposit (a "UIT Portfolio Manager"), may not buy or sell a Covered Security within 7 calendar days before or after any Client, over which such Portfolio Manager exercises investment discretion, trades in such Covered Security.

               2. A Portfolio Manager may not purchase shares of a closed-end investment company over which such Portfolio Manager exercises investment discretion.

          A.   Insiders

               1. Each Van Kampen Employee shall comply with all laws and regulations, and prohibitions against insider trading. Trading

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                    on or communicating material non-public information, or
                    "inside information," of any sort, whether obtained in the course of research activities, through a Client relationship or otherwise, is strictly prohibited.

               2. Van Kampen Employees shall not disclose any non-public information relating to a Client's account portfolio or transactions or to the investment recommendations of Van Kampen, nor shall any Van Kampen Employee disclose any non-public information relating to the business or operations of the members of Van Kampen, unless properly authorized to do so by the Chief Compliance Officer or General Counsel.

               3. No Van Kampen Employee who is required to file a statement of ownership pursuant to Section 16 of the Exchange Act may purchase or sell or sell and purchase a company-sponsored closed-end investment company within a six month period and realize a profit on such transaction.

          B.   Exceptions

               1.   Notwithstanding the foregoing, the Chief Compliance
                    Officer or his or her designee, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal.

               2. Upon proper request by a Van Kampen Employee, a Code of Ethics Review Committee (the "Committee") will consider for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Van Kampen Employee. The Chief Compliance Officer will in his sole discretion determine whether the request is appropriate for consideration by the Committee. The Committee shall meet on an ad hoc basis, as deemed necessary upon the Van Kampen Employee's written request outlining the basis for his or her request for relief. The decision regarding such relief or exemption is within the sole discretion of the Committee.

I.   ADMINISTRATION OF THE CODE

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          A.   The administration of this Code shall be the responsibility of the Chief Compliance Officer or his or her designee whose duties shall include:

               1. Continuously maintaining a list of all current Access Persons who are under a duty to make reports or pre-clear transactions under this Code.

               2. Providing each such person with a copy of this Code and informing them of their duties and obligations hereunder.

               3. Reviewing all quarterly securities transactions and holdings reports required to be filed pursuant to this Code, and maintaining a record of such review, including the name of the compliance personnel performing the review.

               4. Reviewing all initial and annual securities position reports required to be filed pursuant to this Code, and maintaining a record of such review, including the name of the compliance personnel performing the review.

               5. Preparing listings of all transactions effected by persons subject to reporting requirements under the Code and comparing all reported personal securities transactions with completed portfolio transactions of the Client to determine whether a violation of this Code may have occurred.

               6. Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to any person or persons appointed by Van Kampen to deal with such information and to the Fund's Board of Directors/Trustees.

               7. Submitting a written report, no less frequently than annually, to the Board of Directors/Trustees of each Fund and sponsor of Funds that are UITs containing a description of issues arising under the Code or procedures since the last report, including, but not limited to, material violations of the Code or procedures and sanctions imposed in response to material violations.

               8. Submitting a certification, no less frequently than annually, to the Board of Directors/Trustees of each Fund from the Fund,

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




                    the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

II.  RECORDS

     The Fund, the Advisers and the Distributor shall, at its principal places of business, maintain records of the following:

     A. A copy of any code of ethics adopted by such entity that is and has been in effect during the past five years must be maintained in an easily accessible place;

     B. A copy of any record or report of any violation of the code of ethics of such entity and any action taken thereon maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

     C. A copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports and all Trade Authorization Forms, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     D. A record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

     E. A copy of each written report required to be provided to the Board of Directors/Trustees of each Fund containing a description of issues arising under the Code or procedures since the last report, including, but not limited to, material violations of the Code or procedures and sanctions imposed in response to material violations must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     F. A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in an Initial Public Offering or in a Limited Offering.

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     G.   A copy of any decision and reasons supporting such decision to approve a pre-clearance transaction pursuant to this Code, made within the past five years after the end of the fiscal year in which such approval is granted.

I.   SANCTIONS

     Upon discovering a violation of this Code, Van Kampen may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), fine, demotion, and suspension or termination of employment. The General Counsel of Van Kampen, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any Employee.

II. APPROVAL OF CODE OF ETHICS

     A. Van Kampen shall provide to the Board of Directors/Trustees of each Fund and sponsor of Funds that are UITs the following:

          1. A copy of the Fund's Code, the Adviser's Code and the Distributor's Code for such Board's review and approval.

          2.   Promptly, a copy of any amendments to such Codes.

          3. Upon request, copies of any reports made pursuant to the Code by any person as to an investment company client.

          4. Immediately, without request by an investment company client, all material information regarding any violation of the Code by any person as to such investment company client.

          5. Certification, no less frequently than annually, to the Board of Directors/Trustees of each Fund from the Fund, the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     B. Prior to adopting this Code, the Board of Trustees/Directors of each Fund, including a majority of Disinterested Trustee/Directors, if applicable, reviewed and approved this Code with respect to the Fund, each adviser of the Fund and the Distributor of the Fund, including all procedures or provisions related to the enforcement of

September 1, 2000                 17
               this Code. The Board based its approval of this Code on, among other things, (1) certifications from the Fund, the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent violations of the Code and (ii) a determination that such Code is adequate and contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b).

III. EFFECTIVE DATE

               All Van Kampen Employees are required to sign a copy of this Code indicating their agreement to abide by the terms of the Code.

               In addition, Van Kampen Employees will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of the Code.

Effective this lst day of September, 2000.

September 1, 2000                      18

                                   EXHIBIT "A"

I.   "Chief Compliance Officer" is Don Andrews.

II. "Code of Ethics Review Committee" shall consist of the Chief Compliance Officer and General Counsel.

III. "General Counsel" is A. Thomas Smith III.

IV. Brokerage Accounts-The persons in the Compliance Department to notify of brokerage accounts are:

     Houston and Kansas City: Pam Robertson                Phone: (713) 438-4210
                                                           Fax:   (713) 438-3115

     All other locations: Virginia Rodrigues               Phone: (630) 684-6260
                                                           Fax:   (630) 684-6830

V. Pre-Clearance-The persons in the Compliance Department to pre-clear securities in an Employee Account are:

     Houston and Kansas City: Pam Robertson                Phone: (713) 438-4210
                              Waverly Banks                       (713) 438-4449
                                                           Fax:   (713) 438-3115

     All other Locations:  Amy Tucek                       Phone: (630) 684-6035
                           Sue Pittner                            (630) 684-6393
                                                           Fax:   (630) 684-6830
VI.  Questions             Theresa Renn                    Phone: (630) 684-6849

September 1, 2000                 19